EXHIBIT 99.1
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HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

DEBT SECURITIES RATINGS <F1>

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                                    Standard        Moody's                     Duff & Phelps
                                    & Poor's      Investors          Fitch             Credit        Thomson
                                 Corporation        Service           IBCA         Rating Co.      BankWatch
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At March 31, 2000
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
Household Finance Corporation
  Senior debt                              A             A2             A+                 A+             A+
  Senior subordinated debt                A-             A3              A                  A              A
  Commercial paper                       A-1            P-1            F-1            Duff 1+          TBW-1
                                      ------         ------         ------            -------         ------
Household Bank (Nevada), N.A.
  Senior debt                              A             A2             A+                 A+             A+
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
<F1> A security rating is not a recommendation to buy, sell or hold securities. It may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.